UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

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HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2016

Dear Fellow Stockholders:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Heartland Express, Inc., a Nevada corporation ("Heartland Express," the "Company," "we," "us" or "our"), will be held at Hills Bank and Trust Company, 590 West Forevergreen Road (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa, 52317, at 8:00 a.m. Central Daylight Time, on Thursday, May 5, 2016, for the following purposes:

1.	To consider and act upon a proposal to elect six (6) directors of the Company.
2.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 7, 2016, as the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

To obtain directions to the Annual Meeting, please call Christopher A. Strain at (319) 626-3600.

By Order of the Board of Directors,
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
March 24, 2016

PROXY STATEMENT

HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2016

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Heartland Express to be voted at the Annual Meeting, which will be held at Hills Bank and Trust Company, 590 West Forevergreen (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa 52317, on Thursday, May 5, 2016, at 8:00 a.m. local time, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 24, 2016.
We are using the U.S. Securities and Exchange Commission’s ("SEC") Notice and Access model ("Notice and Access") that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. A Notice of Availability of Proxy Materials (the "Notice") was first mailed on or about March 24, 2016, to stockholders of record at the close of business on March 7, 2016 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. The Proxy Statement, the proxy card, and our Annual Report for the year ended December 31, 2015 ("Annual Report") are first being made available to stockholders on or about March 24, 2016.
How to Read this Proxy Statement
This Proxy Statement contains the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2017 Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

PROXY STATEMENT
Why am I receiving this proxy statement?
The Company's Board of Directors (the "Board") has made available to you the Notice of Annual Meeting, this Proxy Statement, our Annual Report, proxy card, and voter instruction card (collectively, "Proxy Solicitation Materials") either on the Internet or by mail in connection with the Annual Meeting. The Company will bear all costs associated with this proxy solicitation. You are receiving this Proxy Statement because you owned shares of Heartland Express common stock at the close of business on the Record Date, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is Notice and Access and why did Heartland Express elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC.
Most of our stockholders have received the Notice in lieu of receiving a full set of Proxy Solicitation Materials in the mail. The Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.
Stockholders who received the Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?

•	Election of directors

•	Ratification of the independent registered public accounting firm for 2016

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your prior proxy will not be counted.
To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.
Stockholders voting by proxy may use one of the following three options:

•	fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;

•	vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or

•	vote by telephone (if available, instructions are on the voter instruction form, proxy card, or Notice).
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.
The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. Eastern Daylight Time on May 4, 2016. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.
Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy, you may change your vote by:

•	revoking it by written notice to Chris Strain, our Secretary, at the address on the cover of this Proxy Statement;

•	delivering a later-dated proxy (including a telephone or Internet vote); or

•	voting in person at the meeting.
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of Heartland Express common stock that you owned at the close of business on March 7, 2016.
How many shares are entitled to vote?
There were 83,228,181 shares of Heartland Express common stock outstanding and 89,449 shares granted under the Heartland Express, Inc. 2011 Restricted Stock Award Plan as of the Record Date that are entitled to vote at the meeting. Each share is entitled to one vote. The Company has no other class of stock outstanding. There is no cumulative voting.
How many votes must be present to hold the meeting?
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if forty percent (40%) of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.
How many votes are needed for the proposals to pass and how are votes tabulated?
The election of directors (Proposal 1) requires an affirmative vote of a plurality of the votes cast, which means that with respect to Proposal 1, the six director nominees receiving the highest number of votes for their election will be elected. The ratification of our independent registered public accounting firm for 2016 (Proposal 2) will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" each proposal specified in this Proxy Statement, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
A vote to "abstain" on the election of directors will have no effect on the outcome. A vote to "abstain" on the other proposals will also have no effect on the outcome.
If you vote "abstain," your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.
What if I don't return my proxy card and don't attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.
If you hold your shares in "street name," and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors.
For the proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered "broker non-votes" and will not be counted in determining the outcome of the vote. "Broker non-votes" will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

ANNUAL REPORT
Will I receive a copy of the Heartland Express Annual Report?
The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2015 Annual Report to Stockholders that was made available on or about March 24, 2016, together with the Notice, to all stockholders of record as of the Record Date. A copy of our 2015 Annual Report is available free of charge on the "Investors" section of our corporate website at www.heartlandexpress.com. The information on our corporate website is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC. Except to the extent it is incorporated by specific reference, our 2015 Annual Report is not incorporated into this Proxy Statement and is not considered to be part of the Proxy Solicitation Materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to serve on the Board until the 2017 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating Committee of the Board, our Board has nominated for election as directors the following six individuals, each of whom is presently serving as a director: Michael J. Gerdin, Dr. Benjamin J. Allen, Lawrence D. Crouse, James G. Pratt, Dr. Tahira K. Hira, and Larry J. Gordon. In the absence of contrary instructions, each proxy will be voted for the election of each of the below listed directors.

Information Concerning Directors

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's nominees for directors is set forth below.

NAME	AGE	POSITION	DIRECTOR SINCE
Michael J. Gerdin	46	Chairman of the Board, Chief Executive Officer, President and Director	1996
Dr. Benjamin J. Allen	69	Director	1995
Lawrence D. Crouse	75	Director	1999
James G. Pratt	67	Director	2006
Dr. Tahira K. Hira	72	Director	2011
Larry J. Gordon	72	Director	2013

Michael J. Gerdin has served as Chief Executive Officer and Chairman of the Board since September 2011. He was appointed President in 2006. Mr. Gerdin served as the Company's Vice President of Regional Operations from 2001 until 2006. From 1998 to 2001, he was President of A & M Express, Inc., a wholly-owned subsidiary of the Company. From 1983 until 1998, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, maintenance and driver recruiting departments. In addition, Mr. Gerdin also serves on the Board of Directors and the Executive Steering Committee of the Iowa Motor Truck Association, an educational and advocacy group for the trucking industry, and the Board of Directors and Executive Committee of the American Trucking Associations, a national advocacy group and trade association for the trucking industry. Mr. Gerdin has served as a director of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., since April 2013. Mr. Gerdin also serves on the University of Iowa Tippie College of Business Advisory Board and the Iowa State University College of Business Dean's Advisory Council. The selection of Mr. Gerdin was based upon, among other things, his 32 years of industry experience and expertise, in addition to his exemplary leadership in all roles in which he has served as an employee and director of the Company.

Dr. Benjamin J. Allen has served as a director since 1995 and is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Dr. Allen served as the President of the University of Northern Iowa (a public university) from 2006 to June 2013. Dr. Allen was the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa, also a public university, from 2002 through 2006. He also served as a Distinguished Professor in Business at Iowa State University, a position to which he was originally appointed in 1988. In addition, Dr. Allen served as Dean of the College of Business at Iowa State University from 1994 to 2001 and as the Interim Vice President for External Affairs of Iowa State University in 2001 and 2002. He earned his B.S. degree in business economics at Indiana University and his Ph.D. degree in economics at the University of Illinois. He taught and conducted research in the area of transportation economics and management for more than 25 years. He has gained a thorough understanding of the Company and the industry in his role as a director for the past 20 years. His experiences in leadership positions at two of Iowa's major universities are highly valuable in the performance of his duties on board committees.

Lawrence D. Crouse has served as a director from 1986 to 1991 and from 1999 to present. Mr. Crouse is a member of the Audit and Nominating Committees. He served as the Chairman of the Audit Committee until 2006. Mr. Crouse is a business consultant and the President of Oak Creek Ranch, LLC, a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to 1996 and as its Vice Chairman from 1997 to 1998. Crouse Cartage was a subsidiary of Transfinancial Holdings, Inc., a publicly traded financial services company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until 1998. Until January 19, 2016, Mr. Crouse served as the voting trustee of Heartland Express, Inc. common stock held by Gerdin Family Investments, a Gerdin family owned partnership, and the trustee and co-trustee of several trusts for the benefit of

Michael Gerdin, Mr. Gerdin's sisters, and their children. The selection of Mr. Crouse to serve as a director was based upon his over 43 years of experience in the trucking industry in leadership roles as an owner, executive officer, and director. In addition, he has made significant contributions through his strong knowledge and substantial experience in financial matters. Mr. Crouse has served on the Company's board for 21 years including a term as the Chairman of the Audit Committee, and has demonstrated a commitment to corporate governance best practices. Mr. Crouse is the father of Mark E. Crouse, an officer of the Company.

James G. Pratt has served as a director since 2006 and is Chairman of the Audit Committee and is a member of the Compensation and Nominating Committees.  Mr. Pratt retired in 2012 after 30 years of employment with Hills Bank and Trust Company, a bank providing consumer and commercial services, with several branches in Iowa, and Hills Bancorporation, the holding company for Hills Bank and Trust Company. Prior to his retirement, Mr. Pratt served as the Senior Vice President and Chief Financial Officer of Hills Bank and Trust Company in Hills, Iowa, positions he held since 1986.  In addition, he served as the Treasurer of Hills Bancorporation, an SEC reporting one-bank holding company with over $2 billion in assets, since 1983, and Secretary of Hills Bancorporation since 2004.  Mr. Pratt is an inactive holder of the certified public accountant certification.  Before joining Hills Bank and Trust Company in 1982 he was employed by Ernst & Ernst, now Ernst & Young (a professional services company), and McGladrey & Pullen, now RSM McGladrey (an accounting and consulting firm).  Mr. Pratt brings to our Board extensive knowledge of finance, as well as significant experience in the oversight of the operations of a successful and disciplined banking enterprise.  He makes a highly valuable contribution to the oversight of risk management and financial matters.  Mr. Pratt has made significant contributions to the Audit Committee in his leadership role as its Chair.

Dr. Tahira K. Hira has served as a director since 2011 and is Chairperson of the Nominating Committee and is a member of the Audit and Compensation Committees. Dr. Hira is currently serving Iowa State University as Professor Emerita, providing consulting in the areas of financial education and research. Dr. Hira retired as Senior Policy Advisor to the President of Iowa State University in 2014. Dr. Hira was the Executive Assistant to the President of Iowa State University from 2000 through 2011. Dr. Hira is internationally known as a leader in the field of Personal Finance and Consumer Economics. Dr. Hira served as the Associate Vice Provost for the Iowa State University Extension and Outreach program, and has taught and conducted research in family financial management, investing, consumer credit, gambling and consumer bankruptcy in the United States and abroad. Dr. Hira received B.A. and M.A. degrees in Economics from Punjab University, Pakistan, and an M.S. in Agricultural Economics in 1973, and a Ph.D. in 1976 in Family and Consumer Economics from the University of Missouri-Columbia. Dr. Hira was employed by Iowa State University from 1980 until her retirement in 2014. Dr. Hira's qualifications to serve on our Board include her extensive professional experience in the fields of financial literacy, consumer bankruptcy, investment behavior, financial planning, and economics. In addition, Dr. Hira has served on numerous national committees and boards in her field of personal finance and consumer economics including membership to President George W. Bush's Advisory Council on Financial Literacy, and chair of NYSE's Advisory Committee on Financial Literacy.

Larry J. Gordon has served as a director since November 2013. Mr. Gordon is the owner and Chief Executive Officer of Valley Freightliner, Inc., a commercial tractor dealership ("Valley Freightliner"). In addition, Mr. Gordon was an owner and Chief Executive Officer of Gordon Trucking, Inc. ("GTI"), a truckload carrier headquartered near Seattle, Washington, from 1980 through November 11, 2013, upon the acquisition of all of the outstanding stock of GTI by the Company. The selection of Mr. Gordon to serve as a director was based upon, among other things, his many years of industry experience and expertise, in addition to his displayed exemplary leadership in all roles in which he has served as an employee and director of GTI. Mr. Gordon is the father of Steven M. Gordon, a named executive officer and an officer of one of the Company’s subsidiaries and Scott A. Gordon, a former officer of one of the Company's subsidiaries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings and Director Compensation

The Board's meetings are regularly scheduled. The Board held a total of four regularly scheduled meetings during the last fiscal year. In addition, the Board held one special board meeting during the last fiscal year. Each of the directors attended 75% or more of the regular meetings of the Board and the meetings held by all of the committees of the Board of which each such director is a member. The Company has no formal policy regarding attendance by its directors at annual meetings of stockholders. All six directors were present at the 2015 Annual Meeting.

Independent Directors

Of the six members currently serving on the Board, the Board has determined that Lawrence D. Crouse, Dr. Benjamin J. Allen, James G. Pratt, and Dr. Tahira K. Hira are "independent directors" as defined in the applicable NASDAQ Stock Market ("NASDAQ") listing standards and also meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules.

The Board uses the independence standards set forth in the NASDAQ rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act for determining whether a director is independent. In determining that Mr. Crouse is independent, the Board considered that Mr. Crouse's son is an employee of the Company. The Board determined that the employment of Mr. Crouse's son by the Company does not impair Mr. Crouse's independence and that this arrangement will not interfere with Mr. Crouse's exercise of independent judgment in carrying out his responsibilities as a director.

Board Leadership Structure

Mr. Michael Gerdin serves as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Gerdin is the direct link between senior management and the Board and provides critical insight and perception to the Board, as well as feedback to senior management, based on his substantial experience in the industry. Mr. Gerdin is involved in the day-to-day operations of the Company and has provided consistent leadership of the Company’s key strategic objectives in his past and current positions. Historically, the Board has believed that given the size of the Company, the combination of the Chief Executive Officer and Chairman of the Board positions was the most appropriate and suitable structure for proper and efficient Board functioning and communication. Given Mr. Gerdin's history with the Company, involvement with the Board, industry knowledge, and involvement with the day-to-day operations, the Board continues to believe the current combination of roles described above continues to be the most suitable and most efficient structure for the Company.

The Board has not formally appointed a lead independent director to preside over meetings of the Board. As the independent directors meet, a director is appointed to preside over those meetings at the time of the respective meeting.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent registered public accounting firm. The Board is focused on the Company's corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. All of the members of the Board's Audit, Compensation, and Nominating Committees are independent directors. The Company will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company's needs.

As required by SEC rules, the Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Other Corporate Governance Matters

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. All three committees are composed entirely of independent directors.

Audit Committee. The Audit Committee presently consists of James G. Pratt (Chairman), Lawrence D. Crouse, Dr. Benjamin J. Allen, and Dr. Tahira K. Hira, all of whom satisfy the independence and audit committee membership criteria of NASDAQ. The Board has determined that James G. Pratt qualifies as an "audit committee financial expert," as defined by the SEC and NASDAQ rules. The Audit Committee's primary duties include maintaining communication between the Board, the Company's independent registered public accounting firm and the Company's executive officers and accounting personnel with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the Company's management, the Company's independent registered public accounting firm, and, when appropriate, the securities counsel for the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Audit Committee met six times during fiscal year 2015. The Audit Committee or Audit Committee Chairman also met with our independent registered public accounting firm once during 2015 without management present.

Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairman), James G. Pratt, and Dr. Tahira K. Hira, all of whom satisfy the independence criteria of NASDAQ. In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under NASDAQ Rule 5605(a)(2), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship which would impair each respective member's judgment as a member of the Compensation Committee. In 2015, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company and to periodically make salary recommendations to the Board for all elected named executiveofficers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in greater detail. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Compensation Committee met two times during fiscal year 2015. A description of the functions of the Compensation Committee is included in "Compensation Discussion and Analysis - Overview."

Nominating Committee. The Nominating Committee presently consists of independent directors Dr. Tahira K. Hira (Chairperson), Lawrence D. Crouse, James G. Pratt, and Dr. Benjamin J. Allen. The primary responsibilities of the Nominating Committee are to identify and recommend to the Board for nomination individuals qualified to serve as directors. The Nominating Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, and other expertise. With regard to specific qualities and skills, the Nominating Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of applicable SEC and NASDAQ rules. The Nominating Committee met two times during fiscal year 2015.

The Board has adopted a charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com.

The Nominating Committee recommends that the Board nominate the six directors named in this Proxy Statement for reelection at the Annual Meeting.

It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are consistent with the guidelines discussed above and timely received. Such recommendations must be received by the Secretary of the Company at 901 North Kansas Avenue, North Liberty, Iowa 52317, for consideration by the Nominating Committee at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior year's Annual Meeting, November 24, 2016, for director candidates to be considered for nomination for election at the 2017 Annual Meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name, qualifications, and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of our common stock that are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company including any of the Company's subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information with detail equivalent to that required of all other director candidates.

Board Diversity. We do not have a formal policy regarding diversity in identifying nominees for directorship. We consider the Board to be diverse in terms of business experience, knowledge, and abilities.

Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 901 North Kansas Avenue, North Liberty, Iowa 52317. The Secretary will forward all such written communications to the director to whom it is addressed.

Code of Ethics. The Board has adopted a code of ethics known as the "Code of Business Conduct and Ethics" that applies to our employees including the principal executive officer, principal financial officer, controller, and persons performing similar functions. In addition, we have adopted a code of ethics known as "Code of Ethics for Senior Financial Officers" that applies to our senior financial officers, including our chief executive officer, chief financial officer and treasurer, controller, and other senior financial officers performing similar functions who have been identified by the chief executive officer. Such code constitutes a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. We make these codes available on our website at www.heartlandexpress.com (and in print to any shareholder who requests them).

Compensation Committee Interlocks and Insider Participation

In 2015, our Compensation Committee was comprised of Dr. Benjamin J. Allen (Chairman), James G. Pratt and Dr. Tahira K. Hira. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. During 2015, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board. See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Compensation Discussion and Analysis - Director Compensation Table" and "Compensation Discussion and Analysis - Narrative to Director Compensation Table".

All compensation decisions affecting the executive officers of the Company are made by the Compensation Committee of the Board. The Committee deliberates and votes upon the compensation to be paid to each of the current named executive officers. The Committee receives recommendations from the Company's Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Committee Report

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report of the Compensation

Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of Heartland Express, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and that the information contained in this report be incorporated by reference into the Heartland Express, Inc. Annual Report on Form 10-K for the year ended December 31, 2015.

By the Members of the Compensation Committee:
Dr. Benjamin J. Allen (Chairman)
James G. Pratt
Dr. Tahira K. Hira

Executive Officers and Other Significant Employees

The following table sets forth summary information about the current executive officers and other significant employees of the Company, except for information regarding Michael J. Gerdin, whose biography is set forth in "Proposal 1 - Election of Directors." The executive officers of the Company are elected on an annual basis by the Board. Our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers serving at December 31, 2015, and one additional person meeting this criteria but not serving as an executive officer at December 31, 2015, are collectively our "Named Executive Officers." Each of our Named Executive Officers for the year ended December 31, 2015, is identifiable in the table below with an asterisk "*".

NAME	AGE	POSITION
Michael J. Gerdin*	46	Chairman of the Board, Chief Executive Officer, President and Director
John P. Cosaert*	68	Executive Vice President of Finance, Treasurer and Chief Financial Officer
Dennis J. Wilkinson*	67	Former Vice President of Operations (through September 30, 2015)
Steven M. Gordon*	48	Chief Operating Officer of Gordon Trucking, Inc.
Thomas E. Hill	62	Former Vice President, Controller, and Secretary (through May 14, 2015)
Todd A. Trimble	45	Vice President of Operations (October 1, 2015 - present)
Kent D. Rigdon*	52	Vice President of Sales
Christopher A. Strain*	41	Vice President, Controller, and Secretary (May 15, 2015 - present)

John P. Cosaert has served as the Company's Executive Vice President of Finance, Treasurer, and Chief Financial Officer since 1996. From 1986 to 1996 he served as Vice President of Finance and Treasurer of the Company.

Dennis J. Wilkinson served as the Company's Vice President of Operations from 1990 until his retirement on September 30, 2015. Prior to joining the Company in 1990, Mr. Wilkinson had 24 years of experience with multiple companies in the transportation industry.

Steven M. Gordon has served as the Chief Operating Officer of GTI, since 1994, and has continued in such capacity following the Company's acquisition of all of the outstanding stock of GTI on November 11, 2013. Steven M. Gordon is the son of Larry J. Gordon, a director of the Company.

Thomas E. Hill served as the Company's Vice President and Controller from 1996 and as the Company's Secretary from 2006 until May 2015 at which time he transitioned out of these roles but still remains an employee of the Company. Mr. Hill has served in the Company's accounting department from 1983 to May 2015.

Todd A. Trimble has served as the Company's Vice President of Operations since September 2015. From 2006 to September 2015 he served as Vice President of Regional Operations. Mr. Trimble has served in the Company's Operations department since 1993.

Kent D. Rigdon has served as the Company's Vice President of Sales since May 2014. Mr. Rigdon has served in the Company's Sales department since 2002. Including experience with another company, Mr. Rigdon has 21 years of experience with multiple companies in the transportation industry.

Christopher A. Strain has served as the Company's Vice President, Controller, and Secretary since May 2015. Mr. Strain has served in the Company's accounting and finance department since 2007. Prior to joining the Company, Mr. Strain was employed by Deloitte & Touche, LLP, from 1997 to 2007 as a certified public accountant. Mr. Strain is currently an inactive holder of the certified public accountant certification.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the Company's general executive compensation policies, including making recommendations to the Board regarding salary, bonus, and incentive compensation. The Compensation Committee currently consists of three directors, all of whom are independent under applicable NASDAQ and SEC rules. The Compensation Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to reporting or ratification by the Compensation Committee as it shall direct. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Philosophy and Objectives

The Company's executive compensation policies are designed to achieve five primary objectives:

•	attract and retain well-qualified executives who will lead us and inspire superior performance;

•	provide incentives for achievement of consolidated goals and individual performance;

•	provide incentives for achievement of long-term stockholder return;

•	align the interests of management with those of the stockholders to encourage continuing increases in stockholder value; and

•	reward executive officers for creation of stockholder value, contributions to the Company's consolidated financial performance, individual performance, and years of experience.

Elements of Compensation

The components of compensation are intended to accomplish one or more of the compensation objectives discussed above. The Company has traditionally relied on base salaries as the primary source of compensation because it provides our executive officers with stability, allowing them to focus on business objectives and creating stockholder value. Salaries and wages paid are competitive in comparison to industry standards and the local business environment. Bonus incentives and equity–based incentives have been utilized periodically and are discretionary. The payment of such elements is based upon the economic environment and the consolidated operating results. The Company does not implement compensation elements for executive officers and all other employees that would create incentives to take undue risks. The Company has traditionally hired self-motivated employees who are driven by the successes and achievements of the organization.

Base Salary and Benefits. Pursuant to the objectives of attracting and retaining officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation and reward executive officers for the Company's consolidated performance. The Compensation Committee considers each officer's performance, current compensation, and responsibilities within the Company in setting each officer's base salary. The Compensation Committee does not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies. From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general. However, the Compensation Committee does not use a peer group for compensation purposes. The Compensation Committee also considers past individual performance and achievements when establishing base salaries.

Annual Cash Bonus Incentives. Annual cash bonus incentives are periodically used to provide employees incentives to achieve consolidated goals and to reward our employees for exceptional consolidated performance. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were no cash bonuses paid during 2015 to the Named Executive Officers.

Long-Term Equity-Based Incentives. A portion of potential compensation is also linked to consolidated performance through equity-based compensation awards, historically in the form of restricted stock awards. Participants in the equity plans have historically included the executive officers and other key personnel. In July, 2011, the stockholders approved the Heartland Express, Inc. 2011 Restricted Stock Award Plan (the "2011 Stock Plan"). The 2011 Stock Plan is administered by the Compensation Committee. In accordance with and subject to the provisions of the 2011 Stock Plan, the Compensation Committee has the authority to determine all provisions of awards of restricted stock, including, without limitation, the employees of the Company who will receive awards, the number of shares awarded to individual employees, the time or times when awards will be granted, restrictions and other conditions (including, for example, the lapse of time) to which the vesting of awards may be subject, and other terms and conditions and form of agreement to be entered into by the Company and employees subject to awards of restricted stock.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the 2011 Stock Plan, with respect to compensation of participants other than the Named Executive Officers, to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Compensation Committee deems appropriate. Per the terms of the awards, employees receiving awards will have all of the rights of a stockholder with respect to the unvested restricted shares including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote such shares at any meeting of stockholders of the Company. All of the executive officers with the exception of Mr. Gerdin, our current Chief Executive Officer, were eligible for awards under the 2011 Stock Plan during 2015.

Stock awards under the equity-based compensation plan are designed to:

•	more closely align executive officer and stockholder interests;

•	reward key employees for building stockholder value; and

•	encourage long-term investment in the Company.

Through the 2011 Stock Plan the Company seeks to provide executive officers and other key employees with incentive to maximize long-term stockholder value. For purposes of making awards to Named Executive Officers the Compensation Committee does not set objective performance-based targets. Rather, the Compensation Committee makes discretionary awards based upon consideration of the following factors individually or collectively: (1) the Company's consolidated operating performance, (2) the executive officer's team-building skills, (3) the executive officer's individual performance, (4) the executive officer's past performance and contributions towards the Company's goals and objectives, and (5) the executive officer's potential with the Company.

Although the Company does not have specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management is beneficial to stockholders.

Tuition Plan. The Company maintains a tuition award program for the children of the employees, including executive officers. Contributions to the program are based upon our performance. During 2015, the Company contributed $379,000 to the program, based upon 2014 Company performance. There were no payments to any Named Executive Officers under the tuition award program in 2015.

Retirement Plans. The Company has two qualified 401(k) savings plans. One plan covers all employees of the Company, with the exception of all employees of GTI and highly compensated non-GTI employees. Highly compensated employees are defined by the Internal Revenue Code of 1986, as amended (the "Code"). A second plan covers all employees of GTI, including highly compensated employees of GTI, (the "GTI 401(k) Plan"). None of our Named Executive Officers participated in the forgoing plans with the exception of Steven M. Gordon who participates in the GTI 401(k) Plan.
Deferred Compensation Plan. The Company has a non-qualified deferred compensation plan ("DC Plan") for employees of Heartland Express, Inc., primarily for those excluded from participation in our qualified retirement plan due to being highly compensated employees as determined by Code limitations. The DC Plan excludes GTI employees as they are eligible to participate in the GTI 401(k) Plan. We offer this plan to allow employees to set aside a portion of their income for retirement on a pre-tax basis. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The Named Executive Officers, with the exception of Steven M. Gordon who is an employee of GTI, are eligible to participate in the DC Plan. We also have the ability to make contributions to the DC Plan, which are discretionary. Discretionary contributions made for Named Executive Officers are subject to the approval of the Compensation Committee. Employees are fully vested in amounts they contribute to the plan but discretionary contributions are unvested and are subject to forfeiture until the employee reaches the age of fifty-five, at which time these contributions vest over the next ten years. Contributions under the DC Plan are intended to attract and retain qualified executives and to reward our executives for contributions to consolidated performance.

Participants may elect to defer up to 100% of their salary, and any cash bonus, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a trust account for the purpose of administering and providing for payment of the deferred compensation under this plan. The investment of contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. Investment in Heartland Express stock is prohibited under the DC Plan. The Company does not pay interest or other earnings on the invested contributions. Earnings are generated by the investments selected by the participants. Therefore earnings on the respective accounts are not deemed to be above-market value. The aggregate earnings on these investments, by each Named Executive Officer who is a participant in the DC Plan, are included in the Nonqualified Deferred Compensation table set forth herein and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2015, participants could change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate vested balances of the participants are distributable, when any of the following occur, based on the participants' individual election: six months following the participant's termination of employment; a change in control (as discussed below in "Compensation Discussion and Analysis - Potential Payments upon Change in Control"); the participant's death or disability; or obtaining retirement age. The DC Plan provides for distributions to be made in either a lump sum amount or installments at the election of the participant.

Compensation Paid to Our Named Executive Officers During 2015

A summary of the Compensation Committee's considerations for setting the compensation for 2015 earned by or paid to those persons who were at any time during 2015 our Named Executive Officers are set forth below. The Compensation Committee evaluates and sets the compensation of the Chief Executive Officer differently than it does the other executive officers.

Compensation of the Chief Executive Officer. Mr. Michael Gerdin serves as the Chief Executive Officer. The Compensation Committee recognized Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of our goals. The Compensation Committee believed that Mr. Gerdin's salary was reasonable compared to similarly situated executives, and that as a direct and indirect holder of a significant amount of the Company's common stock, Mr. Gerdin receives an incentive through exposure to the market value of the Company's common stock and the receipt of any cash dividends payable in respect of the Company's common stock. Thus, the Company's performance directly affected Mr. Gerdin, but not in the form of salary or bonuses. The Compensation Committee approved a $75,000 annual salary increase for Mr. Gerdin in May 2015, in connection with his leadership as Chief Executive Officer and Chairman of the Company. After this increase, Mr. Gerdin's new annual salary became $575,000, which remained his salary through the end of 2015. Mr. Gerdin receives no additional equity or non-equity compensation with the exception of contributions to his deferred compensation plan.

Compensation of The Other Named Executive Officers. The other Named Executive Officers are compensated through salary and periodically through incentive compensation and equity grants. The Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at publicly traded companies to determine the compensation levels for Named Executive Officers. The Chief Executive Officer recommends to the Compensation Committee the compensation levels and forms for the other Named Executive Officers. The form of compensation for 2015 was consistent with past years, with compensation consisting primarily of base salary.  We pay base salaries that we believe are competitive in comparison to industry standards and the local business environment. In addition, the Company relies on conservative operating principles and generally does not implement compensation elements for executive officers or other employees that would create incentives to take undue risks. For each of the Named Executive Officers, the Compensation Committee considered, among other things, the financial and operating results during 2015, the duties and responsibilities of each executive, restricted stock awards granted in 2011, 2013, and 2014, as further detailed below, and the length of time each executive has been with the Company, as further described in Named Executive Officer's biography found in "Corporate Governance and the Board of Directors - Named Executive Officers."

Based on the foregoing, and given each Named Executive Officer's individual performance, tenure with the Company, and contribution to the Company's operating performance and goals, the Compensation Committee approved salary increases to four Named Executive Officers as detailed in the table below. Mr. Steve Gordon's salary for 2014 and 2015 was set at the time of the November 2013 acquisition of GTI.

Name and Principal Position	Previous Annualized Salary ($)	New Annualized Salary ($)	Increase ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President, and Director (1)	500,000	575,000	75,000
John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer (2)	286,000	300,040	14,040
Kent D. Rigdon, Vice President of Sales (2)	200,200	210,600	10,400
Christopher A. Strain, Vice President, Controller, Secretary (2)	156,000	166,400	10,400

(1)	Increase effective in May 2015.
(2)	Increases effective in October 2015.

All full-time, non-driver personnel, including our Named Executive Officers (other than our Chief Executive Officer), are eligible for annual cash bonus incentives that we use periodically to reward employees. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were no cash bonuses paid during 2015 to such Named Executive Officers.

In September 2015, upon the recommendation of the CEO, the Compensation Committee made a grant of 10,000 shares of restricted stock to Mr. Dennis Wilkinson, which became 100% vested on September 30, 2015. In addition, upon the recommendation of the CEO, the Compensation Committee accelerated the vesting of 2,000 shares of restricted stock held by Mr. Wilkinson from June 1, 2016 to September 30, 2015. The equity grant and acceleration of vesting were approved by the Compensation Committee in connection with Mr. Wilkinson's retirement and in recognition of Mr. Wilkinson's dedicated service to the Company.

In March 2015, the Company made a matching contribution to Steven M. Gordon’s 401(k) plan of $7,500, which was made on the same terms as provided to all other eligible employees.

Except as provided by the terms of the DC Plan and award notices under the 2011 Stock Plan, whereupon employer contributions to the DC Plan and unvested stock under the 2011 Stock Plan immediately become fully vested in the event of a change of control of our Company, there are generally no employment contracts, termination of employment agreements, change in control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination. See "Compensation Discussion and Analysis - Potential Payments upon Change in Control" for additional details.

The Role of Stockholder Say-on-Pay Vote. At the Company's 2014 Annual Meeting, the stockholders had the opportunity to cast an advisory vote on the compensation of the executive officers (a "say-on-pay" proposal) as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 99.2% of the shares cast on that proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation, and did not change its approach to executive compensation following this advisory stockholder vote. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
During the 2011 Annual Meeting, our stockholders also had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every three years. In accordance with this vote, at the current time the Board has determined it will hold the say-on-pay advisory vote every three years. Accordingly, the Board will include say on pay votes in the Company's proxy materials every three years until the next required stockholder vote on the frequency of such votes at the 2017 Annual Meeting.
Compensation Decisions with Respect to 2016. The Compensation Committee annually reviews and considers increases in the base salaries of the Named Executive Officers, as well as the possibility of granting restricted stock awards, based on performance, current compensation, and responsibilities within the Company, as described above. As of March 24, 2016, the Compensation Committee had not considered any changes to the salaries of or equity grants to the Named Executive Officers for 2016. Nevertheless, the Compensation Committee may consider such changes or grants in the future.
Potential Payments upon Change in Control. As noted above, the Company generally does not have any employment contracts, termination of employment agreements, change in control agreements, or other arrangements with any of the Named Executive Officers. However, as discussed above, under certain circumstances in which there is a change in control of the Company, unvested stock under the 2011 Stock Plan and employer contributions to the DC Plan immediately become fully vested, notwithstanding that such shares or contributions may not have otherwise been fully vested. In addition, under the DC Plan upon a change in control, employees can change elections on the timing of distributions, which could result in immediate payment of all contributions.

Generally speaking, and qualified by the terms of the 2011 Stock Plan award notices, a "change in control" under the 2011 Stock Plan occurs if: (i) any person acquires 50% or more of the combined voting power of the Company’s stock, unless after the transaction more than 75% of the acquirer is owned by the Company, one of its subsidiaries, an employee benefit plan sponsored by the Company or one of its subsidiaries, or Ann S. Gerdin or certain of her relatives and affiliates (a "Permitted Holder"), (ii)

the incumbent directors (including certain new directors approved by at least 75% of the existing directors) cease to constitute a majority of the Board, (iii) the Company consummates a reorganization, merger, or consolidation, other than one with respect to which a Permitted Holder or group of Permitted Holders owns, after such transaction, more than 75% of the resulting corporation, (iv) the Company sells or liquidates all or substantially all of the assets, other than to a subsidiary, or (v) a going private transaction is consummated, after which greater than 50% of the resulting corporation is owned by Ann S. Gerdin or certain of her relatives and affiliates. Generally speaking, and qualified by the terms of the DC Plan, a "change in control" under the DC Plan occurs if: (i) there is a change in ownership of the Employer, as defined in the DC Plan, (ii) there is an effective change in control of the Employer, or (iii) there is a change in the ownership of a substantial portion of the assets of the Employer.

The estimated value of restricted stock granted under the 2011 Stock Plan and contributions under the DC Plan that would have vested for the Named Executive Officers as of December 31, 2015, under the acceleration scenarios described above is set forth in the table below. The value for the accelerated restricted stock was calculated by multiplying the closing market price of the stock on December 31, 2015 ($17.02) by the number of shares of accelerated restricted stock. Payments upon a change in control under the DC Plan may be made in installments or a lump sum at the election of the participant.

Name	Value of Accelerated Restricted Stock ($)	Value of Accelerated Contributions to Non-Qualified Deferred Compensation Plan ($) (1)
Michael J. Gerdin	—	81,499
John P. Cosaert	102,120	1,243,691
Dennis J. Wilkinson	—	—
Steven M. Gordon	—	—
Kent D. Rigdon	68,080	174,983
Christopher A. Strain	42,550	122,016

(1)	This column represents the aggregate vested and unvested deferred compensation account balance at December 31, 2015.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2015 awarded to, earned by, or paid to those persons who were our Named Executive Officers. There was no other compensation paid to our Named Executive Officers other than as detailed below.

Name and Principal Position	Year	Salary ($)	Aggregate Grant Date Fair Value of Restricted Stock Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director	2015	557,212	—	—	557,212
	2014	426,923	—	1,000	427,923
	2013	300,000	—	—	300,000
John P. Cosaert, Executive Vice President of Finance, Treasurer and Chief Financial Officer	2015	294,470	—	—	294,470
	2014	272,500	—	20,300	292,800
	2013	262,400	72,720	—	335,120
Dennis J. Wilkinson, Vice President of Operations	2015	105,300	204,000	—	309,300
	2014	135,900	—	10,100	146,000
	2013	133,200	—	—	133,200
Steven M. Gordon, Chief Operating Officer of Gordon Trucking, Inc.	2015	250,000	—	7,500	257,500
	2014	250,000	—	7,500	257,500
Kent D. Rigdon, Vice President of Sales	2015	206,250	—	—	206,250
Christopher A. Strain, Vice President, Controller, and Secretary	2015	161,200	—	—	161,200

(1)
This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation, FASB ASC Topic 718. These amounts reflect the accounting expense to be recognized over the vesting period of the restricted stock awards, and does not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(2)
Amounts in this column reflect discretionary company contributions to the DC Plan and related taxes paid on behalf of the Named Executive Officer's vested amounts, excluding Steven M. Gordon. See "Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers - Nonqualified Deferred Compensation."

(3)
Amounts in this column for Steven M. Gordon reflect a discretionary company matching contribution to the Named Executive Officer's account in the GTI 401(k) Plan. The matching contribution was made on the same terms as provided to all other eligible employees. See "Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers - Retirement Plans."

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended December 31, 2015. The awards detailed in the table below were discretionary and were not related to any performance based criteria that would change the amount of the award.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards (#) (1)			Grant Date Fair Value of Stock & Option Awards ($) (2)
		Threshold	Target	Maximum
Michael J. Gerdin	—	—	—	—	—
John P. Cosaert	—	—	—	—	—
Dennis J. Wilkinson	September 25, 2015	—	10,000	—	204,000
Steven M. Gordon	—	—	—	—	—
Kent D. Rigdon	—	—	—	—	—
Christopher A. Strain	—	—	—	—	—

(1)	Represents the number of shares under new awards granted during 2015. This grant was 10,000 shares of restricted stock, which became 100% vested on September 30, 2015.
(2)	Market value of the stock award is based on the market closing price of the stock on the September 25, 2015 grant date, which was $20.40 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held as of December 31, 2015 by the Named Executive Officers. All outstanding equity awards are restricted shares of the Company's Common Stock. There were no shares forfeited by Named Executive Officers during 2015. Unvested stock under the 2011 Stock Plan immediately becomes fully vested in the event of a change of control of the Company, as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Name	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($) (2)
Michael J. Gerdin	—	—	—
John P. Cosaert	December 2, 2013	1,000	17,020
	December 14, 2011	5,000	85,100
Dennis J. Wilkinson	—	—	—
Steven M. Gordon	—	—	—
Kent D. Rigdon	December 15, 2014	2,500	42,550
	December 14, 2011	1,500	25,530
Christopher A. Strain	December 2, 2013	1,000	17,020
	December 14, 2011	1,500	25,530

(1)	Remaining stock awards granted in 2011 and 2013 vest in one installment on June 1, 2016 and remaining stock award granted in 2014 vests in two equal installments on June 1, 2017 and 2018.
(2)	Market value of unvested stock awards was based on the market closing price of our stock on December 31, 2015, which was $17.02 per share.

Stock Vested

The following table sets forth information concerning the values realized upon vesting of restricted stock for the fiscal year ended December 31, 2015. The stock awards are contingent upon the recipient’s continued employment with the Company through each vesting date.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Gerdin	—	—
John P. Cosaert	6,000 (1)	125,640
Dennis J. Wilkinson	14,000 (2)	281,160
Steven M. Gordon	—	—
Kent D. Rigdon	1,500 (1)	31,410
Christopher A. Strain	2,500 (1)	52,350

(1)	Represents restricted stock awards vested on June 1, 2015, upon achieving service requirements. The value realized on vesting was based on the closing price of $20.94 on June 1, 2015 vesting date.
(2)
Represents (1) 2,000 shares of restricted stock vested on June 1, 2015, upon achieving service requirements; (2) 10,000 shares of restricted stock vested on September 30, 2015 pursuant to the terms of the September 25, 2015 grant and; (3) accelerated vesting of 2,000 remaining shares of restricted stock on September 30, 2015 from a prior award. The September 25, 2015 restricted stock award and the accelerated vesting of 2,000 shares of restricted stock were in connection with Mr. Wilkinson's retirement. The value realized on the June 1, 2015 vesting was based on the closing price of $20.94 on June 1, 2015 vesting date. The value realized on vesting of the 2015 restricted stock award of 10,000 shares and accelerated vesting of 2,000 shares of restricted stock was based on the closing price of $19.94 on September 30, 2015.

Nonqualified Deferred Compensation

The following table provides information with respect to the DC Plan as discussed in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." The amounts shown include compensation earned and deferred in current and prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in 2015 ($)	Employer Discretionary Contributions in 2015 ($)	Executive Withdrawals/Distributions in 2015 ($)	Aggregate Earnings in 2015 ($)	Aggregate Balance at December 31, 2015 ($)
Michael J. Gerdin	—	—	—	4,432	81,499
John P. Cosaert	158,500	—	—	(3,920)	1,243,691
Dennis J. Wilkinson	—	—	(3,833)	(722)	529,096
Steven M. Gordon	—	—	—	—	—
Kent D. Rigdon	15,900	—	—	(6,453)	174,983
Christopher A. Strain	14,508	—	—	(3,634)	122,016

Narrative to Nonqualified Deferred Compensation

A complete description of the DC Plan is included in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." Under the terms of the DC Plan, in the event of a change of control of the Company, the employer contributions to this plan immediately become fully vested as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Director Compensation

The following table provides information concerning the compensation of all directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Dr. Benjamin J. Allen	40,883	40,883
James G. Pratt	50,416	50,416
Lawrence D. Crouse	40,000	40,000
Dr. Tahira K. Hira	40,547	40,547
Larry J. Gordon	40,000	40,000

Narrative to Director Compensation Table

All directors are paid an annual cash retainer of $40,000, paid in quarterly installments of $10,000, and no other compensation, with the exception of the Audit Committee chairperson receiving an additional $10,000 per year if he or she has earned certification as a CPA. All directors are also reimbursed for expenses incurred related to travel associated with board meetings. Amounts in excess of $40,000 for all directors excluding Mr. Pratt, and $50,000 for Mr. Pratt, relate to expense reimbursements.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND OTHERS

The following table sets forth, as of March 7, 2016, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group. The percent of ownership is based on 83,317,630 diluted shares of common stock outstanding as of March 7, 2016.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

	Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	36,007,064 (1)	43.2%
	Dr. Benjamin J. Allen, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	1,595	*
	Lawrence D. Crouse, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	47,565	*
	James G. Pratt, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	3,000	*
	Dr. Tahira K. Hira, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	—	—
	Larry J. Gordon, Director
Common Stock	151 Stewart Road SW, Pacific, Washington 98047	572,867	*
	John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	70,778	*
	Dennis J. Wilkinson, Vice President of Operations (retired)
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	15,480	*
	Steven M. Gordon, Chief Operating Officer of Gordon Trucking, Inc.
Common Stock	151 Stewart Road SW, Pacific, Washington 98047	964,089	1.2%
	Kent D. Rigdon, Vice President of Sales
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	5,128	*
	Christopher A. Strain, Vice President, Controller, and Secretary
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	10,225	*
	Angela K. Janssen
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	15,875,562 (2)	19.1%
	Julie J. Durr
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	15,869,249 (3)	19.0%
	The Vanguard Group, Inc.
Common Stock	100 Vanguard Blvd., Malvern, Pennsylvania 19355	4,574,216 (4)	5.5%
	BlackRock, Inc.
Common Stock	55 East 52nd Street, New York, New York 10055	5,249,566 (5)	6.3%
	Redwood Capital Investments, LLC
Common Stock	7301 Parkway Dr., Hanover, Maryland 21076	4,285,444 (6)	5.1%
	American Century Companies, Inc.
Common Stock	4500 Main Street, 9th Floor, Kansas City, Missouri 64111	8,457,727 (7)	10.2%
	All directors and executive officers as a group
Common Stock	(12 individuals)	37,710,513	45.3%

*	Less than one percent (1%)
1
Includes (i) 20,137,815 shares of common stock owned by grantor retained annuity trusts established by Ann S. Gerdin, the mother of Mr. Michael Gerdin, (the "GRATS") of which Mr. Michael Gerdin is trustee, (ii) 32,584 shares owned by four trusts established for the benefit of Mr. Michael Gerdin's children, of which Mr. Gerdin is trustee (the "Michael Gerdin Children’s Trusts"), (iii) 1,936,276 shares of common stock owned by Gerdin Family Investments, LP ("GFI"), of which Mr. Gerdin is a co-general partner, (iv) 2,043,372 shares of common stock owned by the 2005 Gerdin Children's Trust (the "2005 Trust"), of which Mr. Gerdin is a co-trustee, (v) 5,003,805 shares of common stock owned by the 2007 Gerdin Heartland Trust (the "2007 Trust"), of which Mr. Gerdin is a co-trustee, (vi) 4,802,738 shares of common stock owned by the 2009 Gerdin Heartland Trust (the "2009 Trust"), of which Mr. Gerdin is a co-trustee, and (vii) 2,050,474 shares of common stock owned by the Ann S. Gerdin Revocable Trust (the "Ann Gerdin Trust," and with 2005 Trust, the 2007 Trust, and the 2009 Trust collectively, the "Heartland Trusts"), of which Mr. Michael Gerdin is a co-trustee. As the trustee of the GRATS and the Michael Gerdin Children’s Trusts, Mr. Michael Gerdin has dispositive power and voting power of all shares owned by the GRATS and the Michael Gerdin Children’s Trusts. Mr. Michael Gerdin has no pecuniary interest in any of the shares owned by the GRATS or the Michael Gerdin Children’s Trusts, other than an indirect remainder interest in the GRATS, if any, and disclaims beneficial ownership over such shares. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees, he does not have the power to vote or dispose of those shares without the consent of the other two co-trustees. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, he does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

2
Includes (i) 32,584 shares owned by four trusts established for the benefit of Ms. Janssen's children, of which Ms. Janssen is trustee (the "Janssen Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Janssen is a co-general partner, (iii) 2,043,372 shares of common stock owned by the 2005 Trust, of which Ms. Janssen is a co-trustee, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Janssen is a co-trustee, (v) 4,802,738 shares of common stock owned by the 2009 Trust, of which Ms. Janssen is a co-trustee, (vi) 2,050,474 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Janssen is a co-trustee, and (vii) 6,313 shares owned by Ms. Janssen's husband. Ms. Janssen has sole voting power and dispositive power over shares owned by the Janssen Children’s Trusts, but has no pecuniary interest in such shares and disclaims beneficial ownership. Ms. Janssen disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees, she does not have the power to vote or dispose of those shares without the consent of the other two co-trustees. Ms. Janssen disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

3
Includes (i) 32,584 shares owned by four trusts established for the benefit of Ms. Durr's children, of which Ms. Durr is trustee (the "Durr Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Durr is a co-general partner, (iii) 2,043,372 shares of common stock owned by the 2005 Trust, of which Ms. Durr is a co- trustee, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Durr is a co-trustee, (v) 4,802,738 shares of common stock owned by the 2009 Trust, of which Ms. Durr is a co-trustee, and (vi) 2,050,474 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Durr is a co-trustee. Ms. Durr has sole voting power and dispositive power over shares owned by the Durr Children’s Trusts, but has no pecuniary interest in such shares and disclaims beneficial ownership. Ms. Durr disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees, she does not have the power to vote or dispose of those shares without the consent of the other two co-trustees. Ms. Durr disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

4
The Vanguard Group, Inc. has sole voting power over 115,976 shares, sole dispositive power over 4,459,040 shares, shared voting power over 2,500 shares, and shared dispositive power over 115,176 shares. Information for The Vanguard Group, Inc. is based solely upon the Schedule 13G filed with the SEC on February 11, 2016.

5
BlackRock, Inc. has sole voting power over 5,134,528 shares and sole dispositive power over 5,249,566 shares. Information for BlackRock, Inc. is based solely upon the Schedule 13G filed with the SEC on January 26, 2016.

6
Redwood Capital Investments, LLC has sole voting and dispositive power over 4,285,444 shares. Information for Redwood Capital Investments, LLC is based solely upon the Schedule 13G filed with the SEC on January 15, 2016.

7
American Century Companies, Inc. has sole voting power over 8,325,445 shares and sole dispositive power over 8,457,727 shares. Information for American Century Companies, Inc. is based solely upon the Schedule 13G filed with the SEC on February 10, 2016.

8
The amount of shares held by "all directors and executive officers as a group" includes 12,722 shares held by our remaining executive officers and other significant employees disclosed, Todd A. Trimble.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all reports that they file under Section 16(a). Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year except that (i) each of Ann S. Gerdin, the Ann S. Gerdin Revocable Trust, Angela K. Janssen, and Julie J. Durr filed a late Form 3 upon becoming a Section 16 filer, (ii) Ann S. Gerdin filed a late Form 4 with respect to ten gifts, and (iii) the Ann S. Gerdin Revocable Trust filed a late Form 5 with respect to six gifts. Larry J. Gordon, Steven M. Gordon, and Scott A. Gordon, each received shares, in an exempt transaction, upon the release of such shares from an escrow account in connection with the Company's acquisition of GTI. Each of them filed a late Form 4 related to the noted transaction. John P. Cosaert filed a late Form 4 with respect to a forfeiture of shares to satisfy a tax withholding obligation associated with a vesting of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, our Audit Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are fair and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an Interested Transaction for which he or she is a related party. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. The following Interested Transactions were submitted to the Audit Committee for approval or ratification during 2015.

On November 11, 2013, Heartland Express, Inc. of Iowa (the "Buyer"), our wholly owned subsidiary, entered into a Stock Purchase Agreement, dated November 11, 2013 (the "Stock Purchase Agreement"), with GTI, the stockholders of GTI (the "Sellers"), and Mr. Larry Gordon, in his capacity as Sellers' Representative. GTI is a truckload carrier headquartered near Seattle, Washington, offering primarily asset-based transportation services in the dry van truckload market.

As part of the Stock Purchase Agreement, up to an additional $20.0 million is payable in an earn-out for performance through 2017 with certain maximum amounts payable each year. Contingent consideration of $1.8 million was paid in 2015 to the 2014 earn-out requirements. At December 31, 2015, the Company estimated the potential remaining earn-out liability was $12.2 million.

GTI leases terminal facilities for operations under operating leases from certain limited liability companies owned by Larry J. Gordon and his spouse, Steven M. Gordon, officer of GTI, a subsidiary of the Company, Scott A. Gordon, a former officer of one of the Company's subsidiaries, and from Valley Freightliner, a commercial tractor dealership owned by the aforementioned parties. The various leases expire from 2016 through 2018 and contain options to renew and options to purchase with the exception of Pacific, Washington location property. We exercised our purchase option on the Pontoon Beach, Illinois; Rancho Cucamonga, California; Boise, Idaho; and Medford, Oregon terminals and completed these transactions during 2015 as specified in the terminal facility leases with the aforementioned parties.

GTI purchased tractors from and sold tractors and trailers to Valley Freightliner. GTI has operating leases for certain revenue equipment and GTI also purchased parts and services from Valley Freightliner. The operating leases of revenue equipment expire in 2016.

The related party payments (receipts) with the above related parties for the year ended December 31, 2015 were as follows:

Description	Amount paid (received) (in millions)
Payments for tractor purchases	$58.6
Receipts for tractor sales	(38.1)
Receipts for trailer sales	—
Revenue equipment lease payments	3.2
Payments for parts and services	4.3
Terminal lease payments	3.4
Terminal lease purchase option payment	21.6
Total	$53.0

During 2015, we provided administrative services to Valley Freightliner in connection with a Transition Services Agreement entered into at the closing of the acquisition of GTI. Our obligation to provide the services, and Valley Freightliner's obligation to pay for the services, expired on December 31, 2014. We did not quantify the value of the services provided during 2015. During 2014, we received $516,000 from Valley Freightliner, and the extent of services provided during 2015 was less than what was provided in 2014.

Michael J. Gerdin has served on the board of directors of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., the financial institution that holds a portion of the Company's deposits, since 2013. The Company has had a banking relationship with West Bank since 2003. At December 31, 2015, we had approximately $13.2 million on deposit with West Bank including dedicated cash balances of $0.3 million which are included in non-current assets per our December 31, 2015 consolidated balance sheet. He is also the son of Ann S. Gerdin, who serves as trustee of the Ann S. Gerdin Revocable Trust, and a beneficial holder of 43.2% of the Company's outstanding common stock.

In March 2015 the Company closed a secondary public offering of 3,737,500 shares of its common stock, par value $0.01 per share (the "Shares") by the 2009 Gerdin Heartland Trust UTA 7/15/2009 (the "2009 Gerdin Trust") pursuant to an underwriting agreement dated March 4, 2015 (the "Underwriting Agreement"), among the Company, the 2009 Gerdin Trust, and Stifel, Nicolaus & Company, Incorporated, Stephens Inc., Wells Fargo Securities, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC, as representatives of the several underwriters (the "Offering"). Under the Underwriting Agreement, the Company and the 2009 Gerdin Trust agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and liabilities arising out of the indemnifying party’s breach of the underwriting agreement, or to contribute to payments the underwriters may be required to make because of any of those liabilities.  The late Russell Gerdin, our founder, and his wife, Ann Gerdin, are the settlors of the 2009 Gerdin Trust. Lawrence Crouse, one of our directors, served as trustee of the 2009 Gerdin Trust and held sole voting, investment and dispositive power over the shares of our common stock held by the 2009 Gerdin Trust in 2015. Mr. Crouse no longer serves as trustee of the 2009 Gerdin Trust. Mr. Crouse did not have a pecuniary interest in the shares held by the 2009 Gerdin Trust and, accordingly, disclaims beneficial ownership of such shares.  Prior to the Offering, the 2009 Gerdin Trust beneficially owned 9.2% of our outstanding common stock. Furthermore, Michael Gerdin is a beneficiary of the Trust. Any interest and distributions from the Trust, if any, are subject to the terms of the Trust agreement. The public offering price for the Shares was $88.8 million. The proceeds to the Trust, after underwriting expenses and before other expenses, were $86.1 million. All costs incurred by the Company in relation to the Offering, including any costs related to the Company's participation in the roadshow, were reimbursed by the 2009 Gerdin Trust.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2016. The Audit Committee has also pre-approved the engagement of KPMG LLP to provide federal tax return preparation, advisory and related services to the Company during 2016 as well as audits of the Company's 401(k) benefit plan and the GTI 401(k) Plan. Although ratification by the stockholders of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek stockholders ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company's consolidated financial statements and the effectiveness of internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of an independent registered public accounting firm for the fiscal year ending December 31, 2016.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Other Fees

The following table shows the fees for professional services provided by KPMG LLP, the Company's independent registered public accounting firm, for the audit of our annual financial statements for each of the fiscal years ended December 31, 2015 and 2014, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG LLP for other services rendered during those periods:

	2015	2014
Audit Fees (1)	$436,484	$463,395
Audit-Related Fees (2)	26,000	12,000
Tax Fees (3)	12,000	16,000
All Other Fees	—	—
Total	$474,484	$491,395

(1)
Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees for 2014 include fees of $12,000 billed for assurance and related services associated with the Heartland Express Inc. of Iowa 401(k) benefit plan. Audit related fees for the 2015 include fees of $26,000 billed for assurance and related services associated with the Heartland Express, Inc. of Iowa and GTI 401(k) plans.

(3)	Tax Fees represent fees paid for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policy

The Company's Audit Committee approves all audit and non-audit services that KPMG LLP is engaged to perform in advance of any such engagement. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2015.

Audit Committee Review

The Audit Committee has reviewed the services rendered by KPMG LLP during 2015 and has determined that the services rendered are compatible with maintaining the independence of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Audit Committee Report for Fiscal 2015

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit Committee are independent as defined by Rule 5605(a)(2) of NASDAQ's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 5605(c)(2) of those standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the Company's independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2015, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) review with KPMG LLP its judgment as to the quality and appropriateness of the Company’s accounting principles and the adequacy of the Company’s financial statement disclosures, (iii) discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Item 2-07 of SEC Regulation S-X (Communications with Audit Committees) and Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees), (iv) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board and (v) has discussed with the independent registered public accounting firm its independence. During 2015 the Audit Committee also: (i) reviewed with management the Company's major financial risk exposures and steps management had taken to monitor and control such exposure, (ii) reviewed the effectiveness of the Company’s systems for monitoring compliance with laws, regulations and the Company’s business conduct policies, (iii) reviewed in advance all transactions the Company entered into with related parties which would require disclosure under Item 404 of Regulation S-K, and (iv) reviewed and reassessed the adequacy of the Audit Committee's charter. The Audit Committee or Audit Committee Chairman met with representatives of the independent registered public accounting firm without management or other persons present one time during 2015.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

By the Members of the Audit Committee:
James G. Pratt, Chairman
Lawrence D. Crouse
Dr. Benjamin J. Allen
Dr. Tahira K. Hira

PROPOSALS BY STOCKHOLDERS

Stockholder proposals intended to be presented at the 2017 Annual Meeting must be received by the Company on or before November 24, 2016, to be eligible for inclusion in the Company's proxy materials relating to the meeting. If, however, the date of the 2017 Annual Meeting is more than thirty days before or after May 5, 2017, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2017 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
The Company must receive in writing any stockholder proposals intended to be considered at its 2017 Annual Meeting, but not included in the Company's proxy materials relating to the meeting, by February 7, 2017. Any such proposal received after February 7, 2017 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2017 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2016 Annual Meeting, but not received on or prior to the deadline described above.
Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations, and our bylaws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Christopher A. Strain, Secretary, Heartland Express, Inc., 901 North Kansas Avenue, North Liberty, Iowa 52317.

OTHER MATTERS

The Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

By order of the Board of Directors
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
March 24, 2016
North Liberty, Iowa

HEARTLAND EXPRESS, INC.
901 N KANSAS AVENUE
NORTH LIBERTY, Iowa 52317-4726
Attn: Christopher A. Strain

VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 M. Gerdin 02 L. Gordon 03 B. Allen 04 L. Crouse 05 J. Pratt
06 T. Hira

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2 Ratification of the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for 2016.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HEARTLAND EXPRESS, INC.

Annual Meeting of Stockholders
May 5, 2016 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints M. Gerdin and J. Pratt as Proxies, each with the power to appoint his or her substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Heartland Express, Inc. held of record by the undersigned on March 7, 2016 at the annual meeting of stockholders to be held at 8:00 AM, CDT on May 5, 2016 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If No Direction is Made, this Proxy will be Voted "For" Proposals 1 and 2.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

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Continued and to be signed on reverse side